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                                                                    EXHIBIT 10.1




                          CONNECTIVE THERAPEUTICS, INC.


                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT


                                  MAY 15, 1997



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                          CONNECTIVE THERAPEUTICS, INC.

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT



         This Common Stock and Warrant Purchase Agreement (the "Agreement") is entered into as of this 15th day of May, 1997, among Connective Therapeutics, Inc., a Delaware corporation (the "Company"), Genentech, Inc., a Delaware corporation ("Genentech"), and the investors listed on Exhibit A attached hereto (each a "Purchaser" and together the "Purchasers").

                                    SECTION 1

                        SALE OF COMMON STOCK AND WARRANT

         1.1 SALE OF COMMON STOCK. Subject to the terms and conditions hereof, on the Closing Date, as defined below, the Company will issue and sell, and Genentech will sell, to each Purchaser, and each Purchaser will severally purchase from each of the Company and Genentech, the number of whole shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), calculated by dividing the dollar amount set forth opposite such Purchaser's name on Exhibit A by the Purchase Price Per Share. The "Purchase Price Per Share" shall be the lesser of (a) ninety percent (90%) of the average closing bid price for the Common Stock as quoted on the Nasdaq National Market System ("NMS") for the twenty (20) trading days ending on the last trading day prior to the Closing Date or (b) one hundred percent (100%) of the average closing bid price of the Common Stock as quoted on the NMS for the five (5) trading days ending on the last trading day prior to the Closing Date.


         1.2 ISSUANCE OF WARRANT. Subject to the terms and conditions hereof, on the Closing Date, as defined below, the Company will issue to each Purchaser, and each Purchaser will severally acquire from the Company, a warrant substantially in the form attached hereto as Exhibit B (individually, a "Warrant" and collectively, the "Warrants") to purchase that number of shares of the Company's Common Stock equal to fifty percent (50%) of the number of shares of Common Stock being issued and sold to such Purchaser by the Company, at a per share exercise price equal to one hundred fifty-percent (150%) of the Purchase Price Per Share (the "Warrant Exercise Price").

         1.3 CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Common Stock and the Warrants (collectively referred to herein as the "Securities") shall be held at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California at 10:00 a.m. on May 16, 1997 or at such other time and place upon which the Company and the Purchasers shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         1.4 DELIVERY. At the Closing, (a) each of the Company and Genentech, respectively, will deliver to each Purchaser a certificate or certificates representing the shares of Common Stock purchased by such Purchaser, against payment of the purchase price therefor, by wire


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transfer or certified or cashier's check drawn on a United States ("U.S.") bank, and (b) the Company will deliver the Warrant issued to such Purchaser.

         1.5 LEGEND. The certificate or certificates for the Securities (or in the case of the Warrants, any shares of Common Stock that may be acquired upon exercise of such Warrants) shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act") and referring to restrictions on transfer herein, such legend to be substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (C) FULL COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT."

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers that:

         2.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on the Company.

         2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value, of which at May 8, 1997, 9,091,763 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value, of which 200 shares of seven percent (7%) Redeemable Preferred Stock, Series A, are issued and outstanding. The Company's Board of Directors has also authorized the creation of 90,000 shares of Series B Preferred Stock for potential issuance under the Company's stockholder rights plan. Since May 8, 1997 no shares of the Company's Common or Preferred Stock have been issued, except pursuant to the exercise of options or warrants outstanding as of May 8, 1997. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. In addition to the foregoing, the Company has reserved and outstanding the following warrants, rights, options and convertible securities: (i) warrants for the purchase of 18,395 shares of Common Stock at an exercise




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price of $4.89 per share, which warrants expire in February 2001; (ii) warrants for the purchase of 22,727 shares of Common Stock at an exercise price of $11.00 per share, which warrants expire in December 2000; (iii) warrants for the purchase of 73,071 shares of Common Stock at an exercise price of $5.78, which warrants expire in December 2002; (iv) warrants for the purchase of 20,000 shares of Common Stock at an exercise price of $7.43 per share, which warrants expire in December, 2001; (v) warrants for the purchase of 250,000 shares of Common Stock at an exercise price of $8.25 per share, which warrants expire in January 2002; (vi) 2,000,000 shares reserved for issuance pursuant to the Company's 1994 Stock Plan, of which, at March 31, 1997, options (net of repurchases) to purchase 176,713 shares had been exercised, options to purchase 1,823,287 shares were outstanding and 452,511 shares remained available for future grant; (vii) 88,126 shares reserved for issuance pursuant to the Company's 1995 Employee Stock Purchase Plan, of which, at March 31, 1997, 11,874 shares had been issued; (viii) 150,000 shares reserved for issuance under the Company's 1995 Directors' Stock Option Plan, of which, at March 31, 1997, 60,000 options had been granted; and (ix) a commitment from Kepler Capital LLC to purchase up to $25 million of Common Stock over a three-year period beginning on or before December 1, 1997. In addition, the Company may be obligated to issue additional shares to SmithKline Beecham Corporation on December 31, 1997 as part of the consideration paid for the Company's acquisition of rights to Ridaura in December 1996. Except as described in this Section 2.2, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities. All of the issued and outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws.

         2.3 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement and the Registration Rights Agreement substantially in the form attached hereto as Exhibit E (the "Registration Rights Agreement") and to consummate the transaction contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the authorization, sale, issuance and delivery of the Securities being sold hereunder by the Company and the performance of the Company's obligations hereunder and under the Warrants and Registration Rights Agreement has been taken. This Agreement, the Warrants and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 1.8 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, all of the Securities being sold by the Company hereunder will be duly and validly issued, fully paid and nonassessable and free and clear of any liens and encumbrances. There are no statutory, contractual or other preemptive rights or rights of first refusal with respect to the issuance and sale of the Securities or the shares of Common Stock issuable upon exercise of the Warrants.

         2.4 VALIDITY OF SECURITIES. The Common Stock and Warrants, when issued, sold and delivered by the Company in accordance with the terms of this Agreement, will be duly and validly issued, fully-paid and nonassessable. Based in part upon the representations of the



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Purchasers in this Agreement, the offer, sale and issuance of the Common Stock and Warrants will be made in compliance with all applicable federal and state securities laws. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully-paid and nonassessable, and will be issued in compliance with all applicable federal and states securities laws.

         2.5 NO CONFLICT. The execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects or financial condition of the Company.

         2.6 ACCURACY OF REPORTS; FINANCIAL STATEMENTS. All reports required to be filed with the Securities and Exchange Commission (the "SEC") by the Company from February 1, 1996 (the date of the Company's initial public offering) through the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been made available to each Purchaser (the "SEC Documents"), have been duly and timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         2.7 CHANGES. Since April 28, 1997, (the date on which Amendment No. 2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 was filed with the SEC), there has not been (a) any incurrence by the Company of any material liability, absolute or contingent, or (b) any event or condition of any character that has materially and adversely affected or might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted), except that on April 29, 1997 the Company's Board of Directors adopted a stockholder rights plan. There is no material liability or contingency of the Company that is not disclosed in the SEC Documents.



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         2.8 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Warrants or the Registration Rights Agreement, or the consummation of any other transaction contemplated hereby and thereby, except such filings as may be required to be made with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and with governmental authorities for purposes of effecting compliance with the securities and blue sky laws in the states in which Securities are offered and/or sold, which compliance will be effected in accordance with such laws.

         2.9 LITIGATION. There is no pending or, to the best of the Company's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound, nor is the Company aware of any basis therefor, which Litigation, if adversely determined, would have a material adverse effect on the business, properties, prospects or financial condition of the Company.

         2.10 PATENTS AND TRADEMARKS. To its knowledge, and except as disclosed in the SEC Documents, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without infringment of any rights of a third party. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, which violation would have a material adverse effect on the business, properties, prospects or financial condition of the Company. Except as disclosed in the SEC Documents, the Company has not granted (nor has the Company licensed from a third party) any material rights to or licenses to its patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes.

         2.11 REGISTRATION RIGHTS. The Company is not presently under any obligation and has not granted any rights to register its securities under the Securities Act with respect to any of its presently outstanding securities, which rights would be implicated with respect to the registration contemplated by the Registration Rights Agreement and which rights have not been waived by the holders thereof.

         2.12 NO MATERIAL DEFAULT. The Company is not in violation of or default under any provision of (a) its Certificate of Incorporation or Bylaws or (b) any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise or license to which it is a party or by which it is bound or (c) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, except with respect to clauses (b) and (c) above, such violations or defaults as would not have a material adverse effect on the business, properties, prospects or financial condition of the Company.




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         2.13 DISCLOSURE. No representation or warranty of the Company contained in this Agreement or the exhibits attached hereto (when read together and taken as a whole), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

         2.14 SOLVENCY; NO DEFAULT. As of this date the Company has sufficient funds and cash flow to pay its debts and other liabilities as they become due, and the Company is not in default with respect to any material debt or liability.

         2.15 ORIGINAL ISSUANCE TO GENENTECH. With regard to the shares being sold by Genentech to the Purchasers (the "Genentech Shares"), the Company issued the Genentech Shares to Genentech in a transaction exempt from the registration requirements of the Act and such shares were not subsequently registered under the Act for resale. The Genentech Shares were duly and validly authorized, issued and delivered by the Company and are fully paid. To the best of the Company's knowledge after investigation, Genentech is not a person (either alone or together with others) directly or indirectly controlling or controlled by the Company or under direct or indirect common control with the Company within the meaning of the Act.

         2.16 RIGHTS OF COMMON STOCK. The shares of Common Stock sold to the Purchasers hereunder, including the shares issuable upon exercise of the Warrants, and the Genentech Shares shall have the rights, preferences, privileges and restrictions provided in the Company's Amended and Restated Certificate of Incorporation.

                                    SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF GENENTECH

         Genentech hereby represents and warrants to the Purchasers as follows:

         3.1 AUTHORIZATION. Genentech has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Genentech, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Genentech, and authorization, sale and delivery of the Common Stock to be sold by Genentech hereunder, has been taken. This Agreement has been duly executed and delivered by Genentech and constitutes a legal, valid and binding obligation of Genentech, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.2 NO CONFLICT. The execution and delivery of this Agreement by Genentech does not, and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of Genentech or any mortgage, indenture, lease or other agreement or instrument, permit, concession,


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franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Genentech, its properties or assets, the effect of which would have a material adverse effect on Genentech or materially impair or restrict its power to perform its obligations as contemplated hereby.

         3.3 OWNERSHIP. Genentech is the record and beneficial owner and holder of the Common Stock being sold by it hereunder, free and clear of all liabilities, liens, encumbrances, voting trusts, conditional sale or title retention agreements, shareholders agreements, equities, charges, option, or other burdens (collectively, "Encumbrances"), and upon transfer to the Purchasers hereunder on the completion of the transactions contemplated by this Agreement, the Common Stock being sold by Genentech will be owned by the Purchasers, free and clear of all of Encumbrances, other than Encumbrances arising as a result of Purchasers' ownership thereof.

         3.4 SELLING FOR OWN ACCOUNT. Genentech is acting solely on its own behalf and for its own account in selling the Common Stock to the Purchasers.

         3.5 ORIGINAL ACQUISITION OF SHARES. Genentech acquired the Genentech Shares on July 11, 1994 in connection with the grant of a license to certain technology to the Company. Genentech has held the Genentech Shares for investment purposes only and has made no prior offer (other than under this Agreement) to sell the Genentech Shares.

         3.6 RULE 144. Genentech has held the Genentech Shares for a sufficient period of time to allow the Genentech Shares to be resold under Rule 144(k) of the Act. Genentech is not an "affiliate" of the Company as defined under Rule 144(a)(1) of the Act.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Company and Genentech as follows:

         4.1 INVESTMENT. Purchaser will acquire the Securities purchased from the Company and Genentech pursuant to this Agreement for investment for its own account, not as a nominee or agent and not with a view to or for resale in connection with any distribution thereof. Purchaser understands that the Securities purchased by such Purchaser from the Company and Genentech pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of such Purchaser's investment intent and the accuracy of such Purchaser's representations as expressed herein.

         4.2 ACCREDITED INVESTOR. Each Purchaser is an "accredited investor" as defined by Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"). The SEC documents have been made available to each Purchaser, and each Purchaser has received all the information it has requested regarding the Company. Each Purchaser has such business and


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financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

         4.3 AUTHORITY. This Agreement and the Registration Rights Agreement have been duly executed and delivered by each Purchaser and constitute legal, valid and binding obligations of the Purchasers, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 1.7 of the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchasers.

         4.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchasers is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby.

         4.5 INVESTIGATION. Each Purchaser has had a reasonable opportunity to discuss the Company's business, management and financial affairs with the Company's management.

                                    SECTION 5

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

         The obligations of each Purchaser to the Company and Genentech under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 2 and Genentech in Section 3 shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company and Genentech on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

         5.4 NO LAW PROHIBITING OR RESTRICTING SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise referenced in this Agreement).




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         5.5 COMPLIANCE CERTIFICATE. Each of the Company and Genentech shall have delivered to the Purchasers a certificate substantially in the form attached hereto as Exhibit C and Exhibit D, hereto, respectively executed by a duly authorized officer, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.

         5.6 REGISTRATION RIGHTS AGREEMENT. On or before the Closing, the Company and the Purchasers shall have executed and delivered a counterpart of the Registration Rights Agreement.

         5.7 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit F.

                                    SECTION 6

             CONDITIONS TO OBLIGATIONS OF THE COMPANY AND GENENTECH

         The obligations of the Company and Genentech under this Agreement are subject to the fulfillment on or prior to the Closing of each of the following conditions, unless otherwise waived:

         6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         6.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

         6.4 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise provided in this Agreement).

                                    SECTION 7

                                  MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.



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         7.2 SURVIVAL. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company, Genentech and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         7.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrants, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, waiver, discharge or termination is sought.

         7.5 NOTICES AND DATES. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party's address as set forth on Exhibit A hereto or as subsequently modified by written notice. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

         7.6      BROKERS.

                  (a) Neither the Company nor Genentech has engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company and Genentech hereby agree to, on a pro-rata basis, indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing to any party acting on behalf of the Company and/or Genentech hereunder.

                  (b) No Purchaser has engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Purchaser hereby agrees to indemnify and hold harmless the Company and Genentech from and against all fees, commissions or other payments owing to any party acting on behalf of such Purchaser hereunder.

         7.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



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         7.8 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

         7.9 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

         7.10 PUBLICITY. The Purchasers, Genentech and the Company shall not issue any public statement concerning the transactions contemplated by this Agreement without the reasonable prior written consent of the parties named in such public statement; provided, however, that the parties may disclose the transaction or the terms hereof or thereof from time to time without the approval of the party whose name is disclosed if (i) such approval has been requested and not received and such party concludes (after consulting with counsel) that it is required by law to disclose the transaction or the terms thereof or (ii) to the extent that similar disclosure has been previously approved pursuant to this Section 7.10.

         7.11 CAPTIONS AND HEADINGS. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         7.12 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

         7.13 EXPENSES. Upon Closing, the Company shall reimburse the reasonable fees and expenses of special counsel to the Purchasers, excluding New York Life Insurance Company (not to exceed $10,000). Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

                                      CONNECTIVE THERAPEUTICS, INC.


                                      By: /s/ Thomas G. Wiggans
                                         ---------------------------------------
                                      Its: President and Chief Executive Officer
                                          --------------------------------------


                                      GENENTECH, INC.


                                      By: /s/ Genentech, Inc.
                                         ---------------------------------------

                                      Its: Executive Vice President and CFO
                                           -------------------------------------


                                      PURCHASERS:

                                      DOMAIN PARTNERS III, L.P.

                                      By: One Palmer Square Associates III, L.P.


                                      By: /s/ Kathleen K. Schoemaker
                                         ---------------------------------------
                                             General Partner

                                      DP III ASSOCIATES, L.P.

                                      By: One Palmer Square Associates III, L.P.


                                      By: /s/ Kathleen K. Schoemaker
                                         ---------------------------------------
                                             General Partner


                                      NEW YORK LIFE INSURANCE COMPANY


                                      By: /s/ Dominique Semon
                                         ---------------------------------------

                                      Its:  Director, Private Finance
                                          --------------------------------------

                                      /s/ Brian Seed
                                      ------------------------------------------
                                      Brian Seed


                                      DLJ CAPITAL CORPORATION



                                      By: /s/ Kathleen D. LaPorte
                                      ------------------------------------------
                                              Kathleen D. La Porte
                                              Attorney-In-Fact

                                      SPROUT CAPITAL VII, L.P.
                                      By:      DLJ Capital Corporation
                                               Managing General Partner


                                      By: /s/ Kathleen D. LaPorte
                                      ------------------------------------------
                                              Kathleen D. La Porte
                                              Attorney-In-Fact

                                      THE SPROUT CEO FUND, L.P.
                                      By:      DLJ Capital Corporation
                                               its General Partner


                                      By: /s/ Kathleen D. LaPorte
                                      ------------------------------------------
                                              Kathleen D. La Porte
                                              Attorney-In-Fact

                                      DLJ FIRST ESC L.L.C.
                                      By:      DLJ LBO Plans Management
                                               Corporation
                                      Its:     Manager


                                      By: /s/ Kathleen D. LaPorte
                                      ------------------------------------------
                                              Kathleen D. La Porte
                                              Attorney-In-Fact

                                SPROUT GROWTH II, L.P.
                                By:      DLJ Capital Corporation
                                         Managing General Partner


                                By: /s/ Kathleen D. LaPorte
                                      ------------------------------------------
                                        Kathleen D. La Porte
                                        Attorney-In-Fact



                                /s/ Alexander E. Barkas and Lynda L. Wijcik
                                -------------------------------------------
                                Alexander E. Barkas and Lynda L. Wijcik


                                BIOTECHNOLOGY INVESTMENTS LIMITED

                                By: Old Court Limited


                                By: /s/ Alison Gallienne
                                   ------------------------------------------
                                Secretary
                                Rothchild Asset Management
                                (CI) Limited
                                Attorney-in-Fact

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                       Number of Securities       Warrants to Purchase
                                                         of Common Stock*            Common Stock**
                                                       --------------------       --------------------
DLJ Capital Corporation                                           26,524                   12,396
Sprout Capital VII, L.P.                                         638,037                  298,201
The Sprout CEO Fund, L.P.                                          7,412                    3,464
Sprout Growth II, L.P.                                           521,618                  243,790
DLJ First ESC L.L.C.                                             132,621                   61,984
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA  94025

Biotechnology Investments Limited                                133,353                   62,326
c/o Domain Associates
One Palmer Square, Suite 515
Princeton, NJ  08542

Domain Partners III, L.P.                                        128,899                   60,244
One Palmer Square, Suite 515
Princeton, NJ  08542

DP III Associates, L.P.                                            4,454                    2,081
One Palmer Square, Suite 515
Princeton, NJ  08542

New York Life Insurance Company                                  266,706                  124,651
51 Madison Avenue
New York, NY  10010
Attn:  Dominique O. Semon
          Investment Department
          Venture Capital
          Room 207
          Fax:  (212) 576-8080
cc:  Attn:  Office of General Counsel
                Investment Section,
                Room 1104
                Fax:  (212) 576-8340

Brian Seed, M.D.                                                  51,368                   24,008
c/o Massachusetts General Hospital
Molecular Biology, Wellman 9
50 Blossom Street
Boston, MA  02114

Alexander E. Barkas and                                           25,365                   11,855
Lynda L. Wijcik
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA  94025-7020

                                                               ---------                  -------
TOTAL                                                          1,936,357                  905,000


----------
* Purchase price per share of Common Stock is $6.05
** Exercise price of Warrants is $9.08